UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 16, 2012, the Leadership Development and Compensation Committee of the Board of Directors (the “Committee”) of SUPERVALU INC. (the “Company”) approved the terms of the awards to be issued under its Multi-Year Performance Award Program for the Fiscal 2013-2015 performance period (the “MYPA II Awards”) pursuant to which participants, including the Company’s named executive officers, will be eligible to receive incentive compensation based on the increase in the market value of the Company’s common stock during the performance period. The MYPA II Awards will be issued as stock appreciation rights under the Company’s 2007 Stock Plan with a grant date of May 1, 2012 and a grant price equal to the closing market price of the Company’s common stock on the New York Stock Exchange on May 1, 2012 (the “Grant Price”). The MYPA II Awards will vest in full on May 1, 2015 and will be settled in shares of the Company’s common stock. The number of shares that may be issued under these awards will be determined based on the difference between the closing market price of the Company’s common stock on May 1, 2015 and the Grant Price, multiplied by the number of units subject to the award. Assuming a Grant Price of $6.00 for the MYPA II Awards, the following number of stock appreciation right units will be granted to each of the named executive officers on May 1, 2012: Craig Herkert, 507,143 units, Sherry Smith, 71,429 units, Janel Haugarth, 71,429 units and Wayne Shurts, 71,429 units.

The foregoing description of the MYPA II Awards is qualified in its entirety by reference to the full text of the terms and conditions of the MYPA II Awards, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	SUPERVALU INC. Fiscal 2013-2015 Multi-Year Performance Award under the 2007 Stock Plan Award Terms and Conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2012

SUPERVALU INC.

By:	/s/ Sherry M. Smith

Sherry M. Smith
Executive Vice President and
Chief Financial Officer
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
10.1	SUPERVALU INC. Fiscal 2013-2015 Multi-Year Performance Award under the 2007 Stock Plan Award Terms and Conditions.